Exhibit 8.1

February 11, 2022

BancPlus Corporation

1068 Highland Colony Parkway

Ridgeland, MS 39157

First Trust Corporation

909 Poydras Street, Suite 1700

New Orleans, LA 70112

Ladies and Gentlemen:

We have acted as tax counsel to BancPlus Corporation, a Mississippi corporation (“BancPlus”), and First Trust Corporation, a Louisiana corporation (“FTC”), in connection with BancPlus’ registration statement on Form S-4 (File No. 333-261311) filed with the Securities and Exchange Commission (the “SEC”) (such registration statement as amended, the “Registration Statement”) with respect to registration under the Securities Act of 1933, as amended to the date hereof (the “Securities Act”), of an aggregate 1,444,764 shares of BancPlus common stock, $1.00 par value per share, to be issued in connection with the Share Exchange, Corporate Merger and Bank Merger (collectively, the “Transaction”), pursuant to the terms of the Agreement and Plan of Share Exchange and Merger, dated as of September 28, 2021, as amended on February 9, 2022, by and among BancPlus, BankPlus, FTC and First Bank & Trust (the “Definitive Agreement”). For purposes of this opinion letter, capitalized terms used, and not otherwise defined, herein shall have the meaning ascribed to them in the Definitive Agreement or Registration Statement.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of BancPlus and FTC and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including: (i) the Registration Statement, (ii) the Definitive Agreement, (iii) certain resolutions adopted by the boards of directors and its committees of BancPlus and FTC, respectively, (iv) the representation letters of an officer of BancPlus and FTC, respectively, delivered to us for purposes of this opinion (“Representation Letters”), and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. In addition, we have assumed that: (i) the Transaction will be consummated in accordance with the provisions of the Definitive Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the factual statements concerning the Transaction and the parties thereto set forth in the Definitive Agreement and Representation Letters are true, complete and correct and the factual statements concerning the Definitive Agreement, the Transaction and the parties thereto set forth in the Registration Statement and Representation Letters are true, complete and correct and, in each case, will remain true, complete and correct at all times up to and including the effective time of the Transaction, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (v) the genuineness of all signatures, (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, and (vii) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, our opinion as expressed below may be adversely affected. As to any facts material to our opinions including those set forth in any of the foregoing, we have made no independent investigation or verification of such facts.

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BancPlus Corporation

First Trust Corporation

February 11, 2022

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the section entitled “Material United States Federal Income Tax Consequences of the Transaction”, it is our opinion that for U.S. federal income tax purposes the Share Exchange and Corporate Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, we hereby confirm that the discussion in the Registration Statement under the section entitled “Material United States Federal Income Tax Consequences of the Transaction”, insofar as such discussion constitutes legal conclusions with respect to matters of U.S. federal income tax law, is our opinion as to the material U.S. federal income tax consequences of the Transaction applicable to U.S. Holders of FTC common stock, $0.10 par value per share, subject to the assumptions, exceptions, limitations and qualifications set forth therein.

Our opinion is limited to the U.S. federal income tax issues specifically addressed in the Registration Statement under the section entitled “Material United States Federal Income Tax Considerations” and expressed herein and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation. Our opinion represents our evaluation of statutory, regulatory, judicial and administrative authorities existing as of the date of our opinion set forth above, any of which is subject to change at any time, potentially with retroactive effect.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement filed on the date hereof, and we further consent to the use of our name under the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP